UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2013

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 are not applicable and therefore omitted.

ITEM 8.01    OTHER EVENTS.

On October 16, 2013, the Board of Directors of Winnebago Industries, Inc. (the “Company”) approved the Winnebago Industries, Inc. 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the “2014 Plan”) subject to shareholder approval. On or about October 29, 2013, the Company made available a proxy statement (the “Proxy Statement”) to its shareholders describing matters to be voted on at the Annual Meeting of Shareholders to be held on December 17, 2013 (the “Annual Meeting”), including, among other things, a proposal to approve the 2014 Plan, which is Item 3 in the Proxy Statement.

After the Proxy Statement was distributed, on or about November 27, 2013, Institutional Shareholder Services (“ISS”) issued a recommendation that shareholders vote against approval of the Plan. In calculating the shares eligible for grant under the 2014 Plan, ISS included shares available for grant under the Company’s soon-to-expire 2004 Incentive Plan (the “2004 Plan”). The 2004 Plan was approved by the Company’s shareholders in January 2004 and originally had 2,000,000 shares available for awards that increased to 4,000,000 shares in March 2004 when the Company split its common stock two-for-one. The 2004 Plan expires on December 31, 2013. Of the 4,000,000 shares approved for awards under the 2004 Plan, as of August 31, 2013, the Company had 2,857,171 shares still available for grant under the 2004 Plan. ISS included all 2,857,171 shares from the 2004 Plan in its model.

2004 Plan Activity Since August 31, 2013

In the period between August 31, 2013 and November 30, 2013, the end of the Company’s first fiscal quarter of this year, the Company issued full value awards for 89,479 shares. The weighted average grant date fair value of these awards is $27.28 per share. These awards are expected to be recognized over a weighted average period of 2.0 years due to the application of holding periods and vesting requirements.

As of November 29, 2013, the Company had 512,363 options exercisable under the 2004 Plan at exercise prices ranging from $26-$36 per share with a weighted average exercise price of $30.79. The weighted average remaining contractual life for options outstanding and exercisable at November 29, 2013 was 1.2 years. As of November 29, 2013, the Company had 225,770 share awards outstanding with a weighted average grant date fair value of $17.98. As of November 29, 2013, the Company had 28,057,328 shares of common stock outstanding.

Although 2,767,692 shares are technically still available as of December 6, 2013 for awards under the 2004 Plan until its expiration on December 31, 2013, the Human Resources Committee has adopted a resolution confirming that no additional awards will be made under the 2004 Plan from November 29, 2013, to the expiration of the 2004 Plan on December 31, 2013.

Amendment to 2014 Plan

On December 6, 2013, the Human Resources Committee of the Company also approved an amendment to the 2014 Plan that reduces the total number of shares eligible for grant under the 2014 Plan from 4,000,0000 shares to 3,600,000 shares with the following language:

WHEREAS, the Human Resources Committee and the Board of Directors of the Company adopted the 2014 Plan, effective January 1, 2014, subject to approval of its shareholders; and

WHEREAS, Section 15 of the Plan reserves to the Human Resources Committee the authority to amend the Plan from time to time, subject to the limitations contained in that Section and the Committee desires to amend the Plan as set forth below;

THEREFORE, the Plan is amended as follows:

The first sentence of Section 5 of the Plan is amended to read as follows:

“Subject to the provisions of paragraph 17 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of

Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 3,600,000 shares.”

The number of shares set forth in Section 5(a) (i) and (ii) shall be amended to read: 3,600,000.

Except as amended above, the Plan shall remain in full force and effect.

The 2014 Plan, as amended, will be presented for shareholder approval at the Annual Meeting as Item 3.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)Exhibits

Exhibit
Number	Description

10.1	Winnebago Industries, Inc. 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	December 6, 2013	WINNEBAGO INDUSTRIES, INC.

		By:	/s/ Randy J. Potts
		Name:	Randy J. Potts
		Title:	Chairman of the Board, Chief Executive Officer and President